EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Montage Managers Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Montage Managers Trust for the fiscal period ended November 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Montage Managers Trust for the stated period.

/s/ Gary Henson	/s/ David L. Henriksen
Gary Henson	David L. Henriksen
President, Montage Managers Trust	Treasurer, Montage Managers Trust

Date: February 8, 2016

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Managed Portfolio Series for purposes of the Securities Exchange Act of 1934.